Exhibit 99.1

ADT Inc. Announces Dividend Reinvestment Plan

BOCA RATON, FL, March 22, 2019 – ADT Inc. (NYSE: ADT) (the “Company” or “ADT”), a leading provider of security and automation solutions in the United States and Canada, today announced that its stockholders will have an opportunity to participate in its Dividend Reinvestment Plan (the “Plan”). The Company has adopted the Plan to provide stockholders of record on the applicable record date with the opportunity to designate all or a portion of the cash dividends they are entitled to receive on their shares of common stock for reinvestment in additional shares of the Company’s common stock.

Initially, the Company will issue the shares under the Plan directly at no discount to the volume weighted average closing trading price per share of the Company’s common stock for the five (5) trading days preceding the dividend payment date with respect to the common stock and without incurring brokerage fees or commissions. The maximum number of shares of common stock that may be issued under the Plan is 18,750,000 shares (subject to increase from time to time by the board of directors) and the Plan will be in effect until February 27, 2021 unless earlier suspended or terminated by the board of directors.

Participation in the Plan is optional; stockholders who do not elect to participate in the Plan will receive a cash dividend. Dividends are payable only as and when declared by the board of directors.

As recently announced on March 11, 2019, the Company’s board of directors declared a cash dividend of $0.035 per share which will be paid on April 12, 2019 to stockholders of record as of the close of business on April 2, 2019. Stockholders must enroll in the Plan by 5:00 pm (ET) on the record date for these dividends to qualify for participation in the Plan.

The Plan will be administered through the Company’s stock transfer agent, American Stock Transfer & Trust Company (“AST”). Stockholders and other persons may obtain enrollment forms by contacting AST at (800) 937-5449 or online through www.astfinancial.com. Stockholders may also enroll by completing an enrollment form and mailing it to American Stock Transfer & Trust Company, LLC, P.O. Box 922, Wall Street Station, New York, New York 10269-0560, Attn: Plan Administration Department. To participate in the Plan, for this dividend or for any future dividend, if any, eligible stockholders must complete and submit and an enrollment form before 5:00 pm (ET) on the applicable record date.

Stockholders should review the Plan prospectus prior to enrolling. Copies of the Plan prospectus are available online at AST’s website, https://us.astfinancial.com/InvestOnline/Invest/AllPlan, or by calling AST at (800) 278-4353.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities. The offer is being made solely through the Plan prospectus, which was filed with the Securities and Exchange Commission and is available on the Securities and Exchange Commission’s website at www.sec.gov.

About ADT

ADT is a leading provider of security and automation solutions in the United States and Canada, protecting homes and businesses, people on-the-go and digital networks. Making security more accessible than ever before, and backed by 24/7 customer support, ADT is committed to providing superior customer service with a focus on speed and quality of responsiveness, helping customers feel safer and empowered. ADT is headquartered in Boca Raton, Florida and employs approximately 19,000 people throughout North America.

Forward-Looking Statements

ADT has made statements in this press release and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. Any forward-looking statement made in this press release speaks only as of the date on which it is made. ADT undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. ADT cautions that these statements are subject to risks and uncertainties, many of which are outside of ADT’s control, and could cause future events or results to be materially different from those stated or implied in this document, including among others, risk factors that are described in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.

Investor Relations:

Jason Smith – ADT

investorrelations@adt.com

Media Relations

Mónica Talán

tel: +1 561.613.2331

mtalan@adt.com